Exhibit 99.1
Mannatech Reports Third Quarter 2017 Financial Results

(COPPELL, Texas) November 7, 2017 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2017.

Third Quarter Results
Third quarter net sales for 2017 were $42.0 million, a decrease of $6.1 million, or 12.8% as compared to $48.1 million in the third quarter of 2016. Income from operations was $0.7 million for the third quarter 2017, as compared to $0.5 million in the same period in 2016. Net income was $1.4 million, or $0.50 per diluted share, for the third quarter 2017, as compared to $1.3 million, or $0.46 per diluted share, for the third quarter 2016.

For the three months ended September 30, 2017, our net sales declined 12.5% on a constant dollar basis (see Non-GAAP Financial Measures, below), as compared to the same period in 2016. Excluding the effects due to the translation of foreign currencies into U.S. dollars, net sales would have declined $6.0 million for the three months ended September 30, 2017, as compared to the same period in 2016.

As of September 30, 2017, our cash and cash equivalents increased by 23.3%, or $6.7 million, to $35.4 million from $28.7 million as of December 31, 2016. Our inventory balance at September 30, 2017 was $10.6 million, compared to $12.0 million at December 31, 2016.

On July 1, 2017, we revised our Associate Compensation Plan (the "2017 Compensation Plan"), which was designed to stimulate business growth and development for our active business building associates and to maximize the buying experience for our preferred customers. In doing so, we hope to better utilize commission dollars to stimulate growth. The 2017 Compensation Plan provides revised income streams, new leadership levels and titles, and modified various volume requirements for our associates. In addition, the 2017 Compensation Plan re-designated members as preferred customers and modified their pricing structure.

In connection with the 2017 Compensation Plan, pack sales have been replaced with associate fees, which provide associates the right to earn commissions, benefits and incentives. Pack sales historically had an average value of $197 during fiscal year 2017 before we implemented the 2017 Compensation Plan and now average approximately $50 annually. Specifically, within the Americas, during the three months ended September 30, 2017, pack sales decreased by $0.5 million, from $0.8 million to $0.3 million, as compared to the same period in 2016.

For the three months ended September 30, 2017, Mannatech’s operations outside of the Americas accounted for approximately 66.4% of Mannatech’s consolidated net sales.

Third quarter 2017 Asia/Pacific net sales decreased by $1.1 million, or 4.3%, to $24.4 million, as compared to $25.5 million for the same period in 2016. This decrease was primarily due to a 4.7% decrease in revenue per active independent associate and preferred customer, which was partially offset by a 0.4% increase in the number of active independent associates and preferred customers. During the three months ended September 30, 2017, the number of product orders in Asia/Pacific decreased by 4,000, from 117,000 to 113,000, as compared to the same period in 2016. During the three months ended September 30, 2017, pack sale revenue in Asia/Pacific decreased by $4.2 million, from $5.6 million to $1.4 million, as compared to the same period in 2016.

For the three months ended September 30, 2017, net sales in the Americas decreased by $4.9 million, or 25.8%, to $14.1 million, as compared to $19.0 million for the same period in 2016. This decrease was primarily due to a 21.0% decrease in revenue per active independent associate and preferred customer and a 6.1% decline in the number of active independent associates and preferred customers. During the three months ended September 30, 2017, the number of product orders in the Americas decreased by 9,000, from 97,000 to 88,000, as compared to the same period in 2016. During the three months ended September 30, 2017, pack sale revenue in the Americas decreased by $0.5 million, from $0.8 million to $0.3 million, as compared to the same period in 2016.

For the three months ended September 30, 2017, EMEA net sales decreased by $0.1 million, or 2.8%, to $3.5 million, as compared to $3.6 million for the same period in 2016. This decrease was due to a 13.5% decline in revenue per active independent associate and preferred customer, which was partially offset by a 9.3% increase in the number of active independent associates and preferred customers. During the three months ended September 30, 2017, the number of product orders in EMEA increased by 3,000, from 33,000 to 36,000, as compared to the same period in 2016. During the three months ended September 30, 2017, pack sale revenue in EMEA decreased by $0.4 million, from $0.5 million to $0.1 million, as compared to the same period in 2016.

The number of new and continuing active independent associates and preferred customers who purchased our packs or products during the twelve months ended September 30, 2017 and 2016 were approximately 219,000 and 221,000, respectively. Recruitment of new independent associates and preferred customers increased 1.6% during the three months ended September 30, 2017 as compared to the same period in 2016.  The number of new independent associate and preferred customer positions held by individuals in our network for the three months ended September 30, 2017 was approximately 25,400, as compared to 25,000 for the same period in 2016.

Commission expenses for the three months ended September 30, 2017 decreased by 7.9%, or $1.5 million, to $17.6 million, as compared to $19.1 million for the same period in 2016. For the three months ended September 30, 2017, commissions as a percentage of net sales increased to 42.0% from 39.8% for the same period in 2016 as a result of the Company revising its 2017 Compensation Plan.

Incentive costs for the three months ended September 30, 2017 decreased by 12.5%, or $0.1 million, to $0.7 million, as compared to $0.8 million for the same period in 2016. For the three months ended September 30, 2017, incentives as a percentage of net sales remained the same at 1.7% compared to the same period in 2016.

For the three months ended September 30, 2017, selling and administrative expenses decreased by $1.7 million, or 17.3%, to $8.2 million, as compared to $9.9 million for the same period in 2016. This decrease consisted of a $0.8 million decrease in payroll costs because we had a greater number of employees in the prior comparative period and a $0.4 million severance charge, a $0.8 million decrease in marketing related costs and a $0.1 million decrease in stock based compensation expense. Selling and administrative expenses, as a percentage of net sales, for the three months ended September 30, 2017 decreased to 19.5% from 20.5% for the same period in 2016.

For the three months ended September 30, 2017, other operating costs decreased by $1.4 million, or 18.8%, to $6.1 million, as compared to $7.5 million for the same period in 2016. For the three months ended September 30, 2017, other operating costs as a percentage of net sales decreased to 14.6% from 15.6% for the same period in 2016. The decrease was due to a $0.7 million decrease in legal and consulting costs and a $0.1 million decrease in each of the following expense categories: office expenses, credit card fees, travel and entertainment costs, and research and development costs. In addition, the decrease was further caused by a $0.4 million impairment of internally developed software during the third quarter of 2016. These decreases were partially offset by $0.1 million increases in both professional fees and bad debt expense.

Our accounts payable balance at September 30, 2017 increased to $6.1 million, compared to $5.2 million at December 31, 2016, primarily due to an increase in event costs. At September 30, 2017, our commissions and incentives payable increased to $10.8 million from $8.8 million at December 31, 2016, due to timing of our commission payments and the implementation of the 2017 Compensation Plan. During the third quarter of 2017, we paid dividends of $0.3 million and repurchased approximately $0.1 million of our stock.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Conference Call

Mannatech will host a conference call to discuss the quarter’s results with investors on Wednesday, November 8, 2017 at 9 a.m. CST, 10 a.m. EST. The live call will be webcast and can be accessed on Mannatech’s website at http://ir.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call. The toll-free replay number is (855) 859-2056 (International (404) 537-3406); the Conference ID to access the call is 5199567.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

ASSETS	September 30, 2017 (unaudited)	December 31, 2016
Cash and cash equivalents	$35,373	$28,687
Restricted cash	1,514	1,510
Accounts receivable, net of allowance of $566 and $463 in 2017 and 2016, respectively	394	298
Income tax receivable	2,759	1,587
Inventories, net	10,625	11,961
Prepaid expenses and other current assets, net	2,919	3,483
Deferred commissions	3,796	3,229
Total current assets	57,380	50,755
Property and equipment, net	3,068	3,611
Construction in progress	1,430	1,012
Long-term restricted cash	6,768	6,429
Other assets	3,623	4,013
Long-term deferred tax assets, net	6,261	5,368
Total assets	$78,530	$71,188
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$300	$357
Accounts payable	6,050	5,223
Accrued expenses	5,600	5,605
Commissions and incentives payable	10,786	8,799
Taxes payable	2,839	1,040
Current notes payable	787	801
Deferred revenue	8,768	8,156
Total current liabilities	35,130	29,981
Capital leases, excluding current portion	162	261
Long-term deferred tax liabilities	31	29
Long-term notes payable	144	567
Other long-term liabilities	1,385	1,465
Total liabilities	36,852	32,303

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,748,408 shares issued and 2,708,491 shares outstanding as of September 30, 2017 and 2,758,275 shares issued and 2,688,790 shares outstanding as of December 31, 2016	—	—
Additional paid-in capital	34,963	38,190
Retained earnings	8,014	7,331
Accumulated other comprehensive income	3,562	1,834
Treasury stock, at average cost, 39,917 shares as of September 30, 2017 and 69,485 shares as of December 31, 2016, respectively	(4,861)	(8,470)
Total shareholders’ equity	41,678	38,885
Total liabilities and shareholders’ equity	$78,530	$71,188

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$41,997	$48,146	$130,324	$137,664
Cost of sales	8,233	9,736	25,781	28,225
Gross profit	33,764	38,410	104,543	109,439

Operating expenses:
Commissions and incentives	18,370	19,985	54,445	56,019
Selling and administrative expenses	8,171	9,877	26,803	28,199
Depreciation and amortization expense	424	507	1,379	1,427
Other operating costs	6,115	7,534	20,447	22,863
Total operating expenses	33,080	37,903	103,074	108,508

Income from operations	684	507	1,469	931
Interest income (expense), net	10	(16)	58	(5)
Other income (expense), net	177	232	209	(471)
Income before income taxes	871	723	1,736	455

Income tax benefit	510	562	193	90
Net income	$1,381	$1,285	$1,929	$545

Earnings per common share:
Basic	$0.51	$0.47	$0.71	$0.20
Diluted	$0.50	$0.46	$0.69	$0.19

Weighted-average common shares outstanding:
Basic	2,711	2,706	2,708	2,703
Diluted	2,766	2,818	2,773	2,812

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

Three-month period ended (in millions, except percentages)	September 30, 2017		September 30, 2016	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$42.0	$42.1	$48.1	$(6.0)	(12.5)%
Product	39.1	39.2	39.8	(0.6)	(1.5)%
Pack and associate fees(a)	1.8	1.8	6.9	(5.1)	(73.9)%
Other	1.1	1.1	1.4	(0.3)	(21.4)%
Gross profit	33.8	33.9	38.4	(4.5)	(11.7)%
Income from operations	0.7	0.7	0.5	0.2	40.0%

Nine-month period ended (in millions, except percentages)	September 30, 2017		September 30, 2016	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$130.3	$128.9	$137.7	$(8.8)	(6.4)%
Product	113.2	112.0	113.6	(1.6)	(1.4)%
Pack and associate fees(a)	13.5	13.3	20.2	(6.9)	(34.2)%
Other	3.6	3.6	3.9	(0.3)	(7.7)%
Gross profit	104.5	103.5	109.4	(5.9)	(5.4)%
Income from operations	1.5	1.0	0.9	0.1	11.1%
(a)Coincident with the introduction of the 2017 Compensation Plan, which was implemented on July 1, 2017, the Company collects associate fees, which relate to providing the associates with the right to earn commissions, benefits and incentives for an annual period. The Company collected associate fees within the United States, Canada, South Africa and Japan during the three months ended September 30, 2017. Prior to the change, associates purchased packs that were bundles of products within these respective geographic markets. Total associate fees since implementing the 2017 Compensation Plan represented an immaterial amount of total sales.

About Mannatech

Mannatech, Incorporated offers a full body wellness experience through its global network of independent associates and preferred customers. With more than 20 years of experience and operations in 26 markets, Mannatech is committed to transforming lives. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,”,"hopes",“potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. This release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and Mannatech cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com